Exhibit 5.1

Neil R.E. Carr Direct Phone: (202) 467-0916 Direct Fax: (202) 318-4486 ncarr@bvcpc.com	BABIRAK, VANGELLOW & CARR A PROFESSIONAL CORPORATION ATTORNEYS AND COUNSELORS AT LAW 1920 L Street, N.W. Suite 525 Washington, D.C. 20036	Main Phone: (202) 467-0920 Main Fax: (202) 467-0919 www.bvcpc.com

September 14, 2007

Board of Directors

Guardian Technologies International, Inc.

516 Herndon Parkway

Suite A
Herndon, Virginia  20170

Re:

Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Guardian Technologies International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the issuance of 39,604 shares of common stock, $.001 par value per share (the “Common Stock”), to Dr. H.K Huang pursuant to a consulting agreement by and between the Company and Medical Imaging Informatics, dated July 19, 2007 (the “Consulting Agreement”).

We have examined the Consulting Agreement, the Certificate of Incorporation, as amended, and the By-Laws of the Company, the minutes of the various meetings and consents of the Company’s Board of Directors, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof.  As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

Based upon the foregoing, we are of the opinion that the 39,604 shares of Common Stock to be issued to Dr. H.K Huang pursuant to the Consulting Agreement and which shares are the subject of the

Registration Statement have been duly authorized and, when issued in accordance with the Consulting Agreement, will be duly authorized, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

BABIRAK, VANGELLOW & CARR, P.C.

/s/ Neil R.E. Carr

Neil R.E. Carr

28103068.133